Calculation of Filing Fee Tables
S-1
ConnectM Technology Solutions, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(o)	4,295,250	$ 5.00	$ 21,476,250.00	0.000087	$ 1,868.43
Fees to be Paid	2	Equity	Warrants to Purchase Common Stock	457(o)	4,295,250		$ 0.00	0.000087	$ 0.00
Fees to be Paid	3	Equity	Shares of Common Stock issuable upon exercise of Warrants	Other	4,295,250	$ 6.25	$ 26,845,312.50	0.000087	$ 2,335.54
Fees to be Paid	4	Equity	Common Stock, par value $0.0001 per share (Shares of Common Stock underlying Representative's Warrants)	Other	214,763	$ 6.25	$ 1,342,268.75	0.000087	$ 116.78
Fees to be Paid	5	Equity	Representative's Warrants	Other				0.000087	$ 0.00
Fees to be Paid	6	Equity	Pre-Funded Warrants	Other				0.000087	$ 0.00
Fees to be Paid	7	Equity	Common Stock, par value $0.0001 per share (Shares of Common Stock underlying the Pre-Funded Warrants)	Other	4,295,250			0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 49,663,831.25		$ 4,320.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 3,342.01
			Net Fee Due:						$ 978.74
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends, or similar transactions. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act. Includes additional shares of common stock (the "Common Stock") or pre-funded warrants (the "Pre-Funded Warrants") in lieu thereof, and/or warrants (the "Warrants"), that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. The proposed maximum aggregate offering price of the Common Stock will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants offered and sold in this offering, and as such, the proposed maximum aggregate offering price of the Common Stock and Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $21,476,250.00

[2]	See Note 1.

[3]	(a) Pursuant to Rule 457(g) promulgated under the Securities Act, based on the exercise price of the Warrants of $6.25 per share. The Warrants ("Warrants") accompanying the Common Stock have an exercise price equal to 125% of the public offering price. (b) See Note 1.

[4]	(a) Upon the closing of this offering, the Company will issue the Representative warrants ("Representative's Warrants") to purchase up to 5% of the aggregate number of shares of Common Stock sold in this offering, including any shares of Common Stock issued upon exercise of the overallotment option. The Representative's Warrants have an exercise price equal to 125% of the public offering price. (b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), based on the exercise price of $6.25 per share. (c) See Note 1.

[5]	(a) Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the Representative's Warrants because the Representative's Warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the Representative's Warrants. The Representative's Warrants have an exercise price equal to 125% of the public offering price. (b) See Note 1.

[6]	(a) Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the Pre-Funded Warrants issued in this offering because the Pre-Funded Warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the Pre-Funded Warrants. (b) See Note 1.

[7]	(a) See Note 1. (b) Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, as the aggregate exercise price of the Pre-Funded Warrants (other than the nominal exercise price of $0.0001 per share) is included in the proposed maximum aggregate offering price set forth in Note 1.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-292769	01/16/2026		$ 3,342.01
Fee Offset Sources		ConnectM Technology Solutions, Inc.	S-1	333-292769		01/16/2026						$ 2,000.22
Fee Offset Sources		ConnectM Technology Solutions, Inc.	S-1	333-292769		09/23/2026						$ 1,341.79
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	Explanation of the basis for claimed offset: The registrant previously paid registration fees of $3,342.01 in connection with this registration statement (File No. 333-292769), consisting of $2,000.22 paid with the initial filing of the registration statement on Form S-1 on January 16, 2026 and $1,341.79 paid with the pre-effective amendment filed on September 23, 2026. Pursuant to Rule 457(b) under the Securities Act, the registrant is offsetting the $3,342.01 previously paid against the total registration fee of $4,320.75 for the securities registered hereby, resulting in a net fee due of $978.74.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date